                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Software Spectrum, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                               SOFTWARE SPECTRUM, INC.

                                  2140 MERRITT DRIVE
                                 GARLAND, TEXAS 75041


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD SEPTEMBER 17, 1998


TO THE SHAREHOLDERS OF SOFTWARE SPECTRUM, INC.

     The Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") will be held on Thursday, September 17, 1998, at 10:00 a.m., Central time, at the Company's offices located at 2140 Merritt Drive, Garland, Texas, for the following purposes:

          1. To elect two directors to serve for a period of three years and until their respective successors shall have been elected and qualified;

          2. To approve the adoption of the Company's 1998 Long Term Incentive Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Information regarding the matters to be acted upon at the annual meeting is contained in the Proxy Statement attached to this Notice.

     Only shareholders of record at the close of business on August 13, 1998 are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of the Company, 2140 Merritt Drive, Garland, Texas 75041.

     All shareholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors



                              ROBERT D. GRAHAM
                              Secretary
Garland, Texas
August 17, 1998

                               SOFTWARE SPECTRUM, INC.

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD SEPTEMBER 17, 1998

                               SOLICITATION OF PROXIES


     The accompanying proxy is solicited by and on behalf of the Board of Directors of Software Spectrum, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's offices located at 2140 Merritt Drive, Garland, Texas on Thursday, September 17, 1998, at 10:00 a.m., Central time and at any adjournment(s) thereof. Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers, employees, or other authorized designees of the
Company.   The Company has retained ChaseMellon Shareholder Services L.L.C. to assist in the solicitation of proxies for a fee of $5,000 plus reimbursement of expenses. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock, $.01 par value per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse the forwarding expense. All reasonable costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be paid by the Company. The approximate date on which this Proxy Statement and form of proxy were first sent to shareholders is August 17, 1998.

     The purpose of the Annual Meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.


                            RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on August 13, 1998 will be entitled to vote on matters presented at the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. At the record date, there were outstanding and entitled to be voted 4,268,931 shares of Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Abstentions and broker non-votes (when a broker holding shares for clients in street name is not permitted to vote on certain matters without the client's instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted in the election of directors and will have no effect on such election except to the extent they affect the total votes received by a candidate. On matters other than the election of directors, however, abstentions will be counted as votes cast, which will have the same effect as a negative vote on such matter.

     On all matters submitted to a vote at the Annual Meeting, or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on August 13, 1998. Cumulative voting for directors is not permitted.

     A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the shareholder is personally present at the Annual Meeting and expresses a desire to vote his shares in person.

                      STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following table sets forth as of July 15, 1998, except as noted below, information as to the beneficial ownership of the Common Stock by each person known by the Company to beneficially own more than 5% of the outstanding Common Stock.

Name and Address                         Shares                       Percent
of Beneficial Owner                Beneficially Owned(1)             of Class
-------------------                ---------------------             --------
Judy O. Sims (2)                        432,132  (9)                   9.87%

Richard G. Sims (2)                     432,132  (10)                  9.87

Private Capital Management, Inc.        842,054  (11)                 19.73
and Bruce S. Sherman (3)

Morton H. Sachs & Company,              436,775  (12)                 10.23
DBA The Sachs Company (4)

Merrill Lynch & Co., Inc. (5)           305,200  (13)                  7.15

Dimensional Fund Advisors (6)           251,700  (14)                  5.90

Wellington Trust Company, NA (7)        237,500  (15)                  5.56

State Retirement and Pension System     221,000  (16)                  5.18
of Maryland (8)

----------------
(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly, and the owner has sole voting and investment power.

(2)  The named person's address is 2140 Merritt Drive, Garland, Texas 75041.

(3)  The named person's address is 3003 Tamiami Trail North, Naples,
     Florida 33940.

(4) The named person's address is 1346 South Third Street, Louisville, Kentucky 40208.

(5) The named person's address is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.

(6) The named person's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)  The named person's address is 75 State Street, Boston, Massachusetts 02109.

(8) The named person's address is 301 West Preston Street, Baltimore, Maryland 02101.

(9) Includes 13,668 shares owned of record by the named person's spouse, 63,000 shares which are subject to options held by the named person and 46,200 shares which are subject to options held by the named person's spouse, all of which are exercisable within 60 days of July 15, 1998.

(10) Includes 309,264 shares owned of record by the named person's spouse, 46,200 shares which are subject to options held by the named person and 63,000 shares which are subject to options held by the named person's spouse, all of which are exercisable within 60 days of July 15, 1998.

(11) This information is based on a Schedule 13G/A of Private Capital Management, Inc. ("PCM"), SPS Partners, L.P. ("SPS"), Bruce S. Sherman and certain other persons, dated February 17, 1998. Mr. Sherman is president of PCM and managing general partner of SPS and exercises shared dispositive power with each such entity.

(12) This information is based on a Schedule 13G of Morton H. Sachs & Company, DBA The Sachs Company, dated July 8, 1998. The Sachs Company is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(13) This information is based on a Schedule 13G/A of Merrill Lynch & Co., Inc., dated February 5, 1998. Merrill Lynch & Co., Inc. disclaims beneficial ownership of such shares pursuant to Section 240.13d-4 of the Securities Exchange Act of 1934.

(14) This information is based on a Schedule 13G of Dimensional Fund Advisors, dated February 10, 1998. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of such shares.

(15) This information is based on a Schedule 13G of Wellington Trust Company, NA, dated February 12, 1998.

(16) This information is based on a Schedule 13G of the State Retirement and Pension System of Maryland, dated February 17, 1998.


                            STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth as of July 15, 1998 information as to the beneficial ownership of Common Stock by each director and nominee (except Ms. Sims, whose holdings are shown in the preceding table) and each of the chief executive officer and the other four most highly compensated executive officers of the Company (other than Ms. Sims), and by all directors and executive officers as a group (including Ms. Sims).

                                                      Shares          Percent
Name of Beneficial Owner                       Beneficially Owned(1)  of Class
------------------------                       ---------------------  --------
Frank Tindle, Director                             151,277 (2)         3.53%

Mellon C. Baird, Director                            9,000 (3)          *

Carl S. Ledbetter, Director                          4,811 (4)          *

Keith R. Coogan, President and
  Chief Operating Officer                           33,008 (5)          *

Roger J. King, Executive Vice President of
  Sales and Marketing                               58,219 (6)         1.35

Robert D. Graham, Vice President
  Strategic Relationships, General
  Counsel and Secretary                              6,860 (7)          *

All directors and executive officers
  as a group (10 persons)                          708,356 (8)        15.83%

---------------------
*    Indicates less than one percent.

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2) All of such shares are jointly held by Mr. Tindle and his spouse as tenants-in-common, and Mr. Tindle has shared investment and voting power with respect thereto. Includes 7,000 shares which are subject to options exercisable within 60 days of July 15, 1998.

(3) Includes 8,000 shares which are subject to options exercisable within 60 days of July 15, 1998.

(4) Includes 4,000 shares which are subject to options exercisable within 60 days of July 15, 1998.

(5) Includes 27,000 shares which are subject to options exercisable within 60 days of July 15, 1998.

(6) Includes 34,200 shares which are subject to options exercisable within 60 days of July 15, 1998.

(7) Includes 5,200 shares which are subject to options exercisable within 60 days of July 15, 1998.

(8) Includes 206,200 shares which are subject to options exercisable within 60 days of July 15, 1998.


                         ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof and will be voted, unless the person giving the proxy specifies otherwise, (1) for the election of the individuals named below as nominees for election as directors of the Company, to serve for a period of three years and until their respective successors are elected and qualified; (2) for the adoption of the 1998 Long Term Incentive Plan; and (3) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Management knows of no matters, other than the foregoing, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.


                                    PROPOSAL ONE
                                ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six directorships and is divided into three classes. The term of the first class expires at the 1998 Annual Meeting of Shareholders, the term of the second class expires at the 1999 Annual Meeting of Shareholders and the term of the third class expires at the 2000 Annual Meeting of Shareholders.

     Two directors will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting will hold office for a term of three years and will serve until their respective successors are elected and qualified. Proxies cannot be voted for more than two nominees.

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only by the affirmative vote of (i) the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, or (ii) a majority of the members of the Board then serving. The persons named below are the Board of Director's nominees for election as directors of the Company. The nominees presently are serving as directors of the Company and have served as such since the dates indicated. Further information with respect to each nominee and the other directors continuing in office is set forth below.

     Should the nominees named herein for the office of director become unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected.

     The vote of a plurality of the shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting is required for the election of directors.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

NOMINEES FOR DIRECTOR

     TERM EXPIRES IN 1998

     Mellon C. Baird, age 67, has been a director of the Company since June 1991. Mr. Baird has been President and Chief Executive Officer of Delfin Systems since November 1990, and Chairman of the Board since April 1991. Delfin Systems is a privately-held developer and supplier of information systems, products and services for government and commercial markets. Mr. Baird also serves as a director of EDO Corporation and of Hawker Pacific Aerospace. From September 1986 to December 1987, Mr. Baird served as President, Chief Operating Officer and a director of Tracor, Inc., and from January 1988, after Tracor, Inc. became a subsidiary of privately-held Westmark Systems, Inc., until December 1989, he served as President and Chief Executive Officer of this diversified technological products and services company. Mr. Baird served as President of the Defense and Electronics Group of Eaton Corporation from 1982 to September 1986.

     Keith R. Coogan, age 46, was elected by the Board of Directors to fill a vacancy in this class of directors of the Company in August 1998. Mr. Coogan was named President in May 1998 and has been Chief Operating Officer since April 1996. Mr. Coogan served as Executive Vice President of the Company from April 1996 to May 1998 and had been a Vice President of the Company since October 1990. Mr. Coogan served as Secretary of the Company from May 1991 through July 1992 and as Treasurer from October 1990 to March 1992. From May 1989 until joining the Company, Mr. Coogan served as Vice President of Finance for Leather Center Holdings Inc., a privately-held manufacturer and retailer of leather furniture. From January 1986 to May 1989, he was Vice President and Chief Financial Officer of Trinity Texas Corporation and Ward Hunt Investments, both of which were privately-held real estate sales and development organizations. Mr. Coogan is a Certified Public Accountant.

DIRECTORS CONTINUING IN OFFICE

     TERM EXPIRES IN 1999

     Carl S. Ledbetter, age 49, has been a director of the Company since November 1996. Mr. Ledbetter has served as Chairman, President and Chief Executive Officer of Hybrid Networks, an innovator and leader in the broadband access industry since 1996. From 1993 to 1996, Mr. Ledbetter was President of Consumer Products at AT&T, and from 1991 to 1993 was employed at Sun Microsystems, Inc. where he initially served as a General Manager of Sun Select and later served as a Vice President. In such positions he managed Sun Microsystems, Inc.'s fast-growing networking business. Prior to 1991, Mr. Ledbetter held various positions with technology companies, including Decision Point Consulting, Control Data Corporation, Prime Computer and IBM Corporation.

     There is currently a vacancy in this class of directors. The Board of Directors is seeking an appropriate candidate to fill this vacancy.

     TERM EXPIRES IN 2000

     Judy O. Sims, age 45, is a co-founder of the Company and has been a director of the Company since its inception in 1983. Ms. Sims served as Treasurer of the Company from 1983 to October 1990, as Vice President from April 1987 to April 1988, and has served as Chief Executive Officer since April 1988 and Chairman of the Board since

July 1992. From April 1996 to May 1998, Ms. Sims also served as President of the Company. Ms. Sims was employed by the national accounting firm of Grant Thornton LLP from 1977 to 1985, where she last served as an audit partner. Ms. Sims is a Certified Public Accountant.

     Frank Tindle, age 46, is a co-founder of the Company and has been a director of the Company since 1983. From 1983 to April 1992, Mr. Tindle served as Vice President of the Company. From 1980 to 1983, Mr. Tindle was the principal accounting officer of Southmark Corporation. Prior to joining Southmark, Mr. Tindle was employed by the national accounting firms of Grant Thornton LLP and Ernst & Young LLP. Mr. Tindle is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee which is currently composed of Messrs. Baird and Ledbetter. The Committee held four meetings during fiscal year 1998. The functions performed by the Audit Committee include (i) making recommendations concerning the Company's independent auditors, (ii) reviewing and approving the scope of the annual audit plan for the Company, (iii) reviewing internal audit controls, risk management, and the effectiveness of the Company's programs for implementing audit recommendations, and (iv) periodically interviewing the Company's independent public accountants in order to analyze the strengths and weaknesses of the Company's financial staff and systems and the adequacy of its internal controls.

     The Board of Directors of the Company has a Compensation Committee which is currently composed of Messrs. Tindle and Baird. The Committee held four meetings during fiscal year 1998. The functions performed by the Compensation Committee include (i) periodically establishing the compensation paid to officers of the Company and reporting its determinations to the Board of Directors concerning such compensation and (ii) administering the Company's 1993 Long Term Incentive Plan.

     The Company's Board of Directors held five meetings during fiscal year 1998 and acted by written consent on one occasion. Each director attended during the year at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he served.

                                    PROPOSAL TWO

                                     ADOPTION OF
                          THE 1998 LONG TERM INCENTIVE PLAN

     In 1993, the Company adopted the 1993 Long Term Incentive Plan (the "1993 Plan"), which provides for the grant of stock options, restricted shares of Common Stock, performance units and stock appreciation rights to key employees of the Company. As adopted, the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares and rights granted without accompanying options may be granted under the 1993 Plan was 300,000. In 1995, the 1993 Plan was amended to increase this number to 600,000 shares of Common Stock. At April 30, 1998, 142,400 shares of Common Stock remained available for future grant under the 1993 Plan. On July 1, 1998, the Compensation Committee of the Board of Directors granted options for 115,600 shares of Common Stock to key employees of the Company, thereby reducing the available shares of Common Stock for future grant. At July 30, 1998, 568,450 shares had been allocated under the 1993 Plan, leaving 31,550 shares of Common Stock available for future grant.

     On July 31, 1998, the Board of Directors unanimously adopted and recommended for shareholder approval the 1998 Long Term Incentive Plan (the "1998 Plan"). The purpose of adopting the 1998 Plan is to make additional shares of Common Stock available for award to key employees. A summary of the 1998 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Appendix A.

     The Board of Directors believes that the use of long-term incentives based on the value of the Company's Common Stock is necessary to attract and retain key employees, to motivate key employees to achieve long-range goals and to provide compensation opportunities that are competitive with those offered by other corporations. The adoption of the 1998 Plan has been proposed in order to enable the Company to continue to provide stock-based incentives to key employees.

DESCRIPTION OF THE PLAN

     SCOPE. The 1998 Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units, to key employees of the Company. The purpose of the 1998 Plan is to attract and retain skilled, qualified executives and key employees to motivate them to achieve long-range goals and to further identify their interests with those of the other shareholders of the Company.

     The 1998 Plan authorizes the award of 200,000 shares of Common Stock, to be used for stock options, stock appreciation rights, restricted stock or performance units. If an award made under the 1998 Plan expires, terminates or is forfeited or settled in cash, without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the 1998 Plan. The 1998 Plan will terminate on July 31, 2008.

     ADMINISTRATION. The 1998 Plan may be administered by, or under the direction of, the Board of Directors or, if directed by the Board of Directors, the Compensation Committee (the Board of Directors or, if applicable, the Compensation Committee is referred to herein as the "Compensation Committee"). Subject to the provisions of the 1998 Plan, the Compensation Committee will have authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units and to accelerate or extend the exercisability of outstanding awards. In making such award determinations, the Compensation Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's growth and success and such other factors as the Compensation Committee deems relevant. All officers and full time employees of the Company, consisting of approximately 2,000 persons as of June 30, 1998, are eligible to receive awards under the 1998 Plan. The Compensation Committee is authorized to accelerate or extend the period of exercisability of awards after they have been granted, to interpret the 1998 Plan, to establish, amend, and rescind any rules and regulations relating to the 1998 Plan, to determine the terms and provisions of any agreements made pursuant to the 1998 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1998 Plan.

     ELIGIBILITY. Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Compensation Committee to receive awards under the 1998 Plan. The 1998 Plan provides that no more than 50,000 shares of Common Stock may be subject to awards granted per year to any one employee participating in the 1998 Plan. In the discretion of the Compensation Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

     STOCK OPTIONS. The 1998 Plan authorizes the award of both incentive stock options (the "ISOs") and non-qualified stock options. Under the 1998 Plan, an option may be exercised at any time during the exercise period established by the Compensation Committee, except that: (i) no option may be exercised after employment with the Company and its subsidiaries terminates by reason other than death or disability; and (ii) no option may be exercised more than 12 months after employment with the Company and its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Compensation Committee and such term may be extended by the Compensation Committee, provided that the term may not exceed ten years from the date of grant. The exercise price of options is determined by the Compensation Committee, but the exercise price cannot be less than the fair market value of the Common Stock on the date of the grant. The exercise price of options may be paid in cash or, unless restricted by the Compensation Committee, in shares of Common Stock. In addition, the exercise price of non-qualified options may be paid, unless restricted by the Compensation Committee, through the Company's withholding of shares of Common Stock that would otherwise be issuable upon the exercise of such options. Grants of options do not entitle any optionee to any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

     Under the 1998 Plan, a holder of non-qualified stock options is permitted to make gifts or other non-compensated transfers of options and rights among a limited class of permitted transferees, consisting of family members or trusts or partnerships for family members.

     STOCK APPRECIATION RIGHTS. The 1998 Plan authorizes the grant of stock appreciation rights ("SARs") in tandem with options. SARs entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the option price, multiplied by the number of shares of Common Stock subject to the option as to which the SAR is being exercised (subject to the terms and conditions of the option). SARs may be exercised at any time when the option to which it relates may be exercised and will terminate no later than the date on which the right to exercise the tandem option terminates. The holder has the discretion to determine whether the exercise of SARs will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise) or in a combination of the two. The exercise of a SAR requires the surrender of the tandem option, and the exercise of a stock option requires the surrender of the tandem SAR, if any.

     If a SAR, or the corresponding option with which the SAR was awarded, is not exercised prior to the date that it ceases to be exercisable, then such SAR generally shall be deemed exercised as of such date and shall be paid to the holder in cash.

     RESTRICTED STOCK. Restricted stock awards are grants of Common Stock made to eligible employees subject to a required period of employment following the award (the "Restricted Period") and any other conditions established by the Compensation Committee. A participant will become the holder of shares of restricted stock, free of all restrictions, if he or she completes the Restricted Period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the 1998 Plan, the Restricted Period may not be more than ten years. The holder will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The holder may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any restricted stock, however, in no case will the Restricted Period be less than one year.

     PERFORMANCE UNITS. Performance units are awards that entitle the holders to receive a specified value for the units at the end of a performance period established by the Compensation Committee if performance measures established by the Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Compensation Committee at the time of the award of performance units, they may be subject to such later revision as the Committee deems appropriate to reflect significant events or changes. If the employment of a holder of a performance unit with the Company or a subsidiary terminates by reason of death, disability or retirement, then the Company will pay the employee or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the employment of a holder of a performance unit with the Company or a subsidiary terminates for any other reason, then the performance units held by such holder will automatically be forfeited.

     ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the 1998 Plan, and the terms and the number of shares of any outstanding option, SAR, performance unit or restricted stock, may be equitably adjusted by the Compensation Committee at its sole discretion.

     BUSINESS COMBINATIONS. In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding awards, in the event that, while any awards are outstanding under the 1998 Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation, (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each award outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the Compensation
Committee:

          (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the awards granted under the 1998 Plan, or the substitution for such awards of new options, rights, restricted shares and performance units, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the awards granted under the 1998 Plan, or the new options, rights, restricted shares and performance units, substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements.

          (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the awards granted under the 1998 Plan, or for the substitution of equivalent awards, rights, restricted shares and performance units, then each holder of an outstanding award shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the option, the holder of any right shall be entitled to exercise such right to the extent the related option becomes exercisable, all restrictions on Restricted Stock shall lapse, and all performance units shall be payable in full.

     TERMINATION AND AMENDMENT. The 1998 Plan may be suspended, terminated or amended by the Board of Directors, provided that no amendment of the 1998 Plan and no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Common Stock with respect to which awards may be made under the 1998 Plan, materially increase the benefits accruing to participants under the 1998 Plan or materially modify the requirements as to eligibility for participation in the 1998 Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3, the Internal Revenue Code or the NASDAQ rules at the time such amendment is adopted. No amendment, suspension or termination of the 1998 Plan shall alter or impair any option, SAR, share of restricted stock or performance unit previously awarded under the 1998 Plan without the consent of the holder thereof.

     FEDERAL INCOME TAX CONSEQUENCES. The following summary of the federal income tax consequences of the 1998 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     INCENTIVE STOCK OPTIONS. An optionee does not recognize income on the grant of an ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

     NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options do not qualify for the special tax treatment accorded to ISOs under the Internal Revenue Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

     TAXATION OF PREFERENCE ITEMS. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

     STOCK APPRECIATION RIGHTS. Recipients of SARs do not recognize income upon the grant of such an award. When a participant elects to receive payment under a SAR, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

     RESTRICTED STOCK; PERFORMANCE UNITS. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alteratively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

     CHANGE OF CONTROL. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the 1998 Plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of entitled to vote on this proposal and represented in person or by proxy is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998
PLAN.

                                EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

     The following table shows all cash compensation paid by the Company during the fiscal years ended April 30, 1998 and 1997, and the fiscal year ended March 31, 1996 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers").

-------------------------------------------------------------------------------------------------
                                              ANNUAL              LONG TERM
                                            COMPENSATION        COMPENSATION
                                     ----------------------------------------
                                                                 SECURITIES
NAME AND                 FISCAL                                   UNDERLYING      ALL OTHER
POSITION                  YEAR       SALARY($)     BONUS($)(1)    OPTIONS(#)   COMPENSATION($)(2)
-------------------------------------------------------------------------------------------------
Judy O. Sims              1998        460,000        213,750         25,000            477
  Chairman of the         1997        425,000        121,125         25,000 (3)      1,605
  Board and Chief         1996        300,000        125,000         20,000          2,745
  Executive Officer

Keith R. Coogan           1998        270,000        122,500         20,000            746
  President and Chief     1997        250,000         62,688         15,000 (3)      2,815
  Operating Officer       1996        162,500         63,566         10,000          5,279

Roger J. King             1998        180,000        112,255         13,000            746
  Executive Vice          1997        165,000         80,516         10,000 (3)      2,815
  President of Sales      1996        145,000         91,073         10,000         32,547 (4)
  and Marketing

Richard G. Sims           1998        180,500         30,000         13,000            269
  Senior Vice             1997        170,000         10,000         10,000 (3)      1,211
  President (5)           1996        215,000         90,625         15,000          2,534

Robert D. Graham          1998        170,000         40,000         13,000              0
  Vice President          1997         49,583 (6)     10,877 (6)     10,000 (3)          0
  Strategic               1996              0              0              0              0
  Relationships,
  General Counsel and
  Secretary

(1) For the 1998 fiscal year, the portion of the bonus payable pursuant to the annual performance pay plan for all executive officers provided for a potential payment of $589,000 to all executive officers as a group, of which $440,000 was paid.

(2) Except as otherwise noted, represents amounts accrued for the Named Officers under the Company's Savings and Profit Sharing Plan.

(3) In determining option grants for the 1998 fiscal year, the Compensation Committee awarded stock options to executive officers and key employees at the market price of the Company's Common Stock on July 15, 1997. Each of the grants to the Named Officers for fiscal 1998 was made on the condition that the stock options granted to the Named Officers during fiscal 1997 be surrendered and cancelled. Each of the Named Officers surrendered his or her fiscal 1997 grant in exchange for the replacement options granted during fiscal 1998.

(4) Includes approximately $27,000 in 1996 for payments associated with Mr. King's relocation and assignment to The Netherlands.

(5)  Mr. Sims resigned as an officer and director of the Company in August 1998.

(6)  Mr. Graham joined the Company in January 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding the grant of stock options during the fiscal year ended April 30, 1998 to the Named Officers.

                                                                                         POTENTIAL REALIZED
                                                                                          VALUE AT ASSUMED
                                           INDIVIDUAL GRANTS                            ANNUAL RATES OF STOCK
                  -------------------------------------------------------------           PRICE APPRECIATION
                              % OF TOTAL OPTIONS                                           FOR OPTION TERM
                   OPTIONS   GRANTED TO EMPLOYEES  EXERCISE PRICE    EXPIRATION         ---------------------
     NAME         GRANTED(#)    IN FISCAL YEAR         ($/sh)           DATE              5%($)     10%($)
     ----         ----------    --------------         ------           ----              -----     ------
Judy O. Sims        25,000        12.00%               12.88          7/15/03            109,468    248,346
Keith R. Coogan     20,000         9.00%               12.88          7/15/03             87,575    198,677
Roger J. King       13,000         6.00%               12.88          7/15/03             56,924    129,140
Richard G. Sims     13,000         6.00%               12.88          7/15/03             56,924    129,140
Robert D. Graham    13,000         6.00%               12.88          7/15/03             56,924    129,140


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding the exercise of stock options during the fiscal year ended April 30, 1998 by the Named Officers and the estimated values of unexercised options held by such individuals at fiscal year-end.

                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)
                      SHARES                    ------------------------------   -------------------------
                    ACQUIRED ON      VALUE                          UNEXER-                        UNEXER-
                    EXERCISE (#)  REALIZED ($)  EXERCISABLE         CISABLE      EXERCISABLE       CISABLE
                    ------------  ------------  -----------         -------      -----------       -------
Judy O. Sims           -0-           -0-           45,000           45,000          80,625         122,500
Keith R. Coogan        -0-           -0-           26,000           29,000          46,500          86,000
Roger J. King          -0-           -0-           24,600           23,400          40,725          62,900
Richard G. Sims        -0-           -0-           33,600           29,400          55,275          72,900
Robert D. Graham       -0-           -0-            2,600           10,400          10,725          42,900


MANAGEMENT CONTINUITY AGREEMENTS

     The Company has entered into Management Continuity Agreements with certain of its key executive officers. The Management Continuity Agreements specify terms of employment, including provision for severance benefits, for a covered executive following a change of control.

     The purpose of the Management Continuity Agreements is to serve the best interests of the Company and its shareholders by providing incentives for a covered executive both to render impartial advice and services during the pendency of a takeover proposal and to be available and render services during at least a crucial four-month transition period following a change of control.

     Although the agreements are entered into before a change of control, the terms of the Management Continuity Agreements do not begin, and the Management Continuity Agreements do not become effective, until a change of control occurs. The agreements provide continued employment for a two-year term commencing upon a change of control on terms equivalent to the terms of employment existing immediately before the change of control. The terms of employment covered include position, responsibilities, compensation and benefits. If such employment is prematurely terminated by the Company without "cause" or by the executive during the term of the agreement for "good reason" or without any reason during a 60-day "window period" after the first four months, then the executive would become entitled to a specific severance payment. The agreements renew annually, but before a change of control occurs or is contemplated, the Company has the ability to terminate the agreements once each year by giving at least 60-days advance written notice to the executive.

     The Management Continuity Agreements, subject to certain exceptions, define a change of control to encompass any of the following events: (i) the acquisition of 50% or more of the Company's stock by a person or group, (ii) a change in a majority of the board of directors of the Company (other than a change approved by the incumbent board), (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, or (iv) approval by the shareholders of the Company of a liquidation or dissolution or sale of all or substantially all of the assets of the Company.

     Exceptions are provided, among other things, for acquisitions of Company stock by the Company or Company employee benefit plans and acquisitions of Company stock directly from the Company, as well as for transactions in which existing shareholders of the Company maintain effective control.

     The Management Continuity Agreements permit a covered executive to collect severance benefits following a change of control if the covered executive terminates employment for good reason or without any reason during a 60-day window period beginning four months after a change of control or if employment of the executive is terminated by the employer without cause. Good reason is defined in the agreements to include reductions in compensation or benefits, diminution of duties and any material relocation. Cause is defined as a material breach of obligations of employment not cured after notice or a conviction for a felony involving moral turpitude.

     Additionally, the agreements provide an incentive and reward for an executive to remain with the Company for a full year after a change of control through a special bonus provision. Because of the Company's quarterly bonus system, the agreements provide that periodic quarterly bonuses will be defined as part of the executive's base salary as if all requirements for such bonus had been met.

     If the executive remains in the employ of the Company for four months after a change of control and then chooses to leave during a 60-day window period, if the executive is terminated other than for cause during a period of two years after a change of control, or if the executive leaves for good reason (such as a reduction in salary or position) during the period of two years after a change of control, then the executive would receive 1.5 times the executive's annual base salary and bonus.

     If the executive stays in the employ of the Company through the first anniversary of a change of control (with continued employment agreement protection for one additional year), the executive would receive a financial bonus equal to the executive's annual base salary and bonus (payable whether or not employment is terminated thereafter). If the executive is terminated because of a disability during a period of two years after a change of control, the executive would receive the greater of (i) 1.5 times the executive's annual base salary and bonus or (ii) any disability benefits then provided by the Company. If the executive dies during employment during a period of two years after a change of control, the executive's estate would receive the greater of
(i) 1.5 times the executive's annual base salary and bonus or (ii) any death benefits then provided by the Company. The executive would receive no severance benefits if the executive is terminated by the Company for cause during a period of two years after a change of control. The agreements provide that an executive will be reimbursed for any legal expenses incurred in litigating rights under the agreements regardless of whether such litigation is successful.

COMPENSATION OF DIRECTORS

     The Company pays each outside director an annual retainer of $15,000, payable in quarterly installments, for service as a member of the Board of Directors. Pursuant to the Non-Employee Directors' Retainer Stock Plan, the outside directors may elect to receive all or a portion of their annual retainer fees in the form of Common Stock of the Company, or to defer receipt of a portion of such fees and have the deferred amounts treated as if invested in Common Stock.

     The Company also pays each outside director a fee of $1,000 for attendance at each meeting of the Board of Directors, and $800 for each committee meeting attended. In addition, the Company grants to each of its outside directors options to purchase 2,000 shares of Common Stock for each year of service, exercisable at the fair market value of the Common Stock on the date of grant. Such options are granted under the Company's 1993 Long Term Incentive Plan. The Company's outside directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Frank Tindle, who serves as a member of the Compensation Committee of the Board of Directors, served as Vice President of the Company from 1983 through April 1, 1992.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were observed except that a Form 5 was filed late for each of Carl S. Ledbetter, Director and Mellon C. Baird, Director.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two outside directors of the Company. The Committee establishes salary levels and performance pay plans for executive officers and reports its determination to the Board of Directors. The Committee also administers the Company's stock based incentive plans and determines grants under such plans for all employees including executive officers. Prior to the adoption of the 1993 Long Term Incentive Plan in August 1993, the Committee received recommendations from the Stock Option Committee regarding those executive officers who were eligible for grants under the Company's 1989 Stock Option Plan.

     COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

     -- provide compensation comparable to that offered by companies with similar businesses or of similar size, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

     -- provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

     -- provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

     -- provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

     The following is a report submitted by the Committee addressing the Company's compensation policies as they relate to the Company's executive officers for the fiscal year ended April 30, 1998.

     In setting compensation for executive officers, the Committee considers the relationship between executive pay and the enhancement of shareholder value, as well as the need to motivate and retain key employees. Further, the Committee operates within the overall philosophy of the Company, which stresses teamwork, fairness, and the overall emphasis on cost control, which includes compensation expense. To achieve the basic goals of the Company's compensation policies, the Committee establishes annual compensation for each of the executive officers, including base salary, discretionary quarterly performance pay plans for all executive officers other than the Chief Executive Officer ("CEO"), and an annual performance pay plan for all executive officers. The Committee receives recommendations from the CEO concerning base salary, performance pay plans and grants under the 1993 Long Term Incentive Plan for all executive officers other than the CEO.

     The Committee establishes the compensation for the executive officers by also considering the salaries and other benefits, including stock-based incentive grants, of executive officers in relevant companies according to data obtained by the Committee from independent sources. The Committee believes that an individual officer's personal performance, as well as the Company's financial performance, should be appropriately weighted in determining compensation for executive officers. Consequently, the annual performance pay plans are significant components of the overall compensation of each executive officer of the Company.

     The discretionary quarterly performance pay plan, which is applicable to all executive officers except the CEO, relates to the executive's ability to achieve certain objectives during each quarter of the Company's fiscal year. This performance payment is paid quarterly, and is dependent upon the executive's ability to achieve the particular goals established for that individual as evaluated by either the CEO or the Company's President. Additionally, the Company's Executive Vice President of Sales and Marketing and Vice President of Customer Operations are subject to a quarterly performance pay plan dependent upon the Company's attainment of specified gross profit goals during each quarter of the fiscal year.

     The annual performance pay plan, which is applicable to all executive officers including the CEO, includes two components, an individual performance component for each officer and an overall Company financial performance component. The individual performance component is weighted towards a subjective evaluation by the Committee, with the input and advice of the CEO for all executive officers other than the CEO, relating to each individual's performance in his or her position with the Company. The subjective individual performance component of these discretionary payments reflects various criteria, including the performance of those departments under the management of the officer and effective implementation and achievement of strategic goals.

     The component of the annual performance pay plan that is based upon the Company's financial performance is calculated by comparing the Company's financial results for the year with internally established financial goals. The financial goals are established by the Committee by taking into consideration the Company's prior financial performance, current established financial objectives, the performance of other companies within the Company's industry and recommendations from the CEO. The Committee considers the Company's net earnings, earnings per share and revenue growth in establishing financial goals. Fifty percent of the total incentive compensation available under the annual performance pay plan for the 1998 fiscal year was tied to the Company's financial performance and growth. For the 1998 fiscal year, the Company did not achieve all of its financial performance and growth goals, however the Committee considered the overall improvement in the Company's operations in determining the amount to be paid under the incentive compensation portion of the plan.

     For the 1998 fiscal year, the annual performance pay plan for all executive officers provided for a potential payment of $589,000 to all executive officers as a group, of which approximately 75% was paid.

     The Committee believes that incentives based upon the Company's stock performance are an important component of each of the executive officer's overall compensation package. The Committee believes that the number of stock options to be granted to each officer should be determined by a subjective evaluation of each executive officer's ability to influence the Company's long-term growth and profitability as well as data obtained from independent sources. During fiscal 1998, the Committee recommended and the Company granted options to the executive officers as set forth in the Executive Compensation Table herein. Since the value of an option bears directly to the Company's stock price, the Committee believes that option grants are an effective incentive for executive officers to create value for the Company's shareholders.

                                        Mellon C. Baird and Frank Tindle

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total return of the Company's Common Stock, the Nasdaq National Market (U.S. Companies) and an index of stocks listed on the Nasdaq National Market under Standard Industrial Code ("SIC") 504, which is a broad index prepared by the University of Chicago's Center for Research in Security Prices that includes companies in the computer, computer peripheral and computer software industries. The graph assumes an initial investment of $100 on March 31, 1993, and the reinvestment of dividends, if any.



                                        [Graph]


--------------------------------------------------------------------------------------
                               3/31/93   3/31/94   3/31/95   3/31/96  4/30/97  4/30/98
--------------------------------------------------------------------------------------
Software Spectrum, Inc.         100.0     63.8       71.3      86.2     58.5    72.3
--------------------------------------------------------------------------------------
NASDAQ Stock Market - (U.S.)    100.0    107.9      120.1     163.0    186.9   279.7
--------------------------------------------------------------------------------------
NASDAQ Stocks - SIC 504         100.0    103.3       83.9     104.3     84.3   122.5
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


                            CERTIFIED PUBLIC ACCOUNTANTS

     The Company's financial statements for the fiscal year ended April 30, 1998 have been audited by Grant Thornton LLP, independent auditors ("Grant Thornton"), and the Board of Directors has selected Grant Thornton to audit and report on the financial statements of the Company for the current fiscal year, which will end on April 30, 1999. A representative of Grant Thornton is expected to be present at the Annual Meeting with an opportunity to make a statement, and such representative is expected to be available to respond to appropriate questions.


                               SHAREHOLDERS' PROPOSALS

     Any proposal by a shareholder of the Company intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive office by April 19, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                   ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders is being mailed to all shareholders of record together with this Proxy Statement.


                              ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING APRIL 30, 1998, UPON THE WRITTEN REQUEST OF ANY PERSON WHO WAS A SHAREHOLDER (OF RECORD OR BENEFICIALLY) AT THE CLOSE OF BUSINESS ON AUGUST 13, 1998. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY AT 2140 MERRITT DRIVE, GARLAND, TEXAS 75041, ATTENTION: ROBERT D. GRAHAM, SECRETARY.


                                    OTHER MATTERS

     The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.

                                   By Order of the Board of Directors



                                   ROBERT D. GRAHAM
                                   Secretary
Garland, Texas
August 17, 1998

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY.

                                                                  APPENDIX A


                               SOFTWARE SPECTRUM, INC.
                            1998 LONG-TERM INCENTIVE PLAN


                                     I.  GENERAL

     1. PURPOSE. The Software Spectrum, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan") has been established by Software Spectrum, Inc. (the "Company") to:

          (a) attract and retain key executive and managerial employees of the Company;

          (b) motivate participating employees by means of appropriate incentives, to achieve long-range goals;

          (c) provide incentive compensation opportunities which are competitive with those of other major corporations; and

          (d) further identify Participants' interests with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     2. EFFECTIVE DATE. Subject to the approval of the holders of a majority of the Stock of the Company present, or represented, and entitled to vote at a meeting of its stockholders, the 1998 Plan shall be effective as of August 1, 1998, provided, however, that awards made under the 1998 Plan prior to such approval of the 1998 Plan by stockholders of the Company are contingent on such approval of the 1998 Plan by the stockholders of the Company and shall be null and void if such approval of the stockholders of the Company is withheld. The 1998 Plan shall terminate on July 31, 2008.

     3.   DEFINITIONS.  The following definitions are applicable to the 1998
Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board.

     "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

     "Fair Market Value" of any Stock means (a) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date;
(b) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Stock on a given date; and (c) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the 1998 Plan.

     "Participant" means any regular full-time employee of the Company or any Subsidiary (meaning an employee who works 30 hours or more per week) who is selected by the Committee to participate in the 1998 Plan.

     "Permitted Transferees" means a member of an optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the optionee and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include an optionee's spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

     "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     "Restricted Period" has the meaning ascribed to it in Part V.

     "Restricted Stock" has the meaning ascribed to it in Part V.

     "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment because a participant becomes Disabled; or (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

     "Stock" means Software Spectrum, Inc. common stock.

     "Stock Appreciation Right" means the right of a holder of a Stock Option to receive Stock or cash as described in Part IV.

     "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the 1998 Plan.

     "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

     4. ADMINISTRATION. The authority to manage and control the operation and administration of the 1998 Plan shall be vested in the Board. Subject to the provisions of the 1998 Plan, the Board will have authority to select employees to receive awards of Stock Options, with or without tandem Stock Appreciation Rights, Restricted Stock and/or Performance Units, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of Performance Units awarded and earned, and to amend, modify or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the Company's success and such other factors as the Board deems relevant. The Board is authorized to interpret the 1998 Plan, to establish, amend, and rescind any rules and regulations relating to the 1998 Plan, to determine the terms and provisions of any agreements made pursuant to the 1998 Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the 1998 Plan.
With respect to persons subject to Section 16 of the 1934 Act, transactions under the 1998 Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the 1998 Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

     The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

     5. PARTICIPATION. Subject to the terms and conditions of the 1998 Plan, the Board shall determine and designate, from time to time, the full-time employees of the Company and/or its Subsidiaries who will participate in the 1998 Plan. In the discretion of the Board, a Participant may be awarded Stock Options with or without tandem Stock Appreciation Rights, Restricted Stock or Performance Units or any combination thereof, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the 1998 Plan shall not affect any previous award to the Participant under the 1998 Plan or any other plan maintained by the Company or its Subsidiaries.

     6. SHARES SUBJECT TO THE 1998 PLAN. The shares of Stock with respect to which awards may be made under the 1998 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1998 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 200,000 shares in the aggregate. If, for any reason, any award under the 1998 Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 1998 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the 1998 Plan. The maximum number of shares of Stock with respect to which options or rights may be granted each calendar year to each employee shall be 50,000.

     7. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the 1998 Plan, the Company shall have no liability to issue any shares of Stock under the 1998 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the 1998 Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards and payments under the 1998 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 1998 Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option or Stock Appreciation Right or in connection with an award of Restricted Stock or Performance Units under the 1998 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option or a Stock Appreciation Right or with respect to an award of Performance Units pursuant to the 1998 Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

     8. TRANSFERABILITY. Incentive Stock Options with or without tandem Stock Appreciation Rights, Performance Units, and, during the period of restriction, Restricted Stock awarded under the 1998 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. If provided in the option agreement, Non-Qualified Stock Options with or without tandem Stock Appreciation Rights may be transferred by a Participant to Permitted Transferees, and may be exercised either by the Participant, his guardian or legal representative, or by a Permitted Transferee.

     9. EMPLOYEE AND STOCKHOLDER STATUS. The 1998 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award under the 1998 Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.
If the redistribution of shares is restricted pursuant to paragraph I.7, certificates representing such shares may bear a legend referring to such restrictions.

     10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE 1998 PLAN. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1998 Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

     11. BUSINESS COMBINATIONS. In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding options, in the event that, while any options, Stock Appreciation Rights, Restricted Shares or Performance Units are outstanding under the 1998 Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this paragraph 11, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each option, Stock Appreciation Right and share of Restricted Stock outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the Committee:

          (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the options, rights, Restricted Shares and Performance Units granted under the 1998 Plan, or the substitution for such options, rights, Restricted Shares and Performance Units of new options, rights, Restricted Shares and Performance Units, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the options, rights, Restricted Shares and Performance Units granted under the 1998 Plan, or the new options, rights, Restricted Shares and Performance Units substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements.

          (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the options, rights, Restricted Shares and Performance Units granted under the 1998 Plan, or for the substitution of equivalent options, rights and awards, then (A) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he or she would otherwise have been entitled to purchase during the entire remaining term of the option; (B) the holder of any right shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option is or becomes exercisable at such time in accordance with its terms; (C) the recipient of any Performance Unit shall be entitled, immediately prior to the effective date of such transaction, to receive all remaining values under such unit; (D) all restrictions on any award of Restricted Shares shall lapse, and (E) any restriction or risk of forfeiture imposed under the 1998 Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any option or right shall be deemed cancelled and terminated as of the effective date of such transaction.

     12. AGREEMENT WITH COMPANY. At the time of any awards under the 1998 Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board, agreeing to the terms and conditions of the 1998 Plan and to such additional terms and conditions, not inconsistent with the 1998 Plan, as the Board may, in its sole discretion, prescribe.

     13. AMENDMENT AND TERMINATION OF 1998 PLAN. Subject to the following provisions of this paragraph 13, the Board may at any time and in any way amend, suspend or terminate the 1998 Plan. No amendment of the 1998 Plan and, except as provided in paragraph I.10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the 1998

Plan, materially increase the benefits accruing to Participants under the 1998 Plan or materially modify the requirements as to eligibility for participation in the 1998 Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension or termination of the 1998 Plan shall alter or impair any Stock Option with or without tandem Stock Appreciation Right, share of Restricted Stock or Performance Unit previously awarded under the 1998 Plan without the consent of the holder thereof.

                             II.  INCENTIVE STOCK OPTIONS

     1. DEFINITION. The award of an Incentive Stock Option under the 1998 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under the 1998 Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options may be awarded only to employees. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     3. PRICE. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a share of Stock on such date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. In addition, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Incentive Stock Options in cash or through the actual or constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through delivery of shares of Stock (the "ISO Stock") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code Section 424(c)) of the ISO Stock, resulting in the disqualification of the ISO Stock from treatment as an incentive stock option under Code Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the 1998 Plan means the earliest of:

          (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

          (b)  the date established by the Board at the time of the award;

          (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

          (d) the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                          III.  NON-QUALIFIED STOCK OPTIONS

     1. DEFINITION. The award of a Non-Qualified Stock Option under the 1998 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 1998 Plan and shall determine the number of option shares to be offered to each of them.

     3. PRICE. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price be less than the Fair Market Value of a share of Stock as of the Option Date.

     4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date. To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Board, Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Non-Qualified Stock Options in cash or through the constructive delivery at the time of such exercise of shares of Stock (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Non-Qualified Options through the Company's withholding of shares of Stock (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 1998 Plan means the earliest of:

          (a)  the date established by the Board at the time of the award;

          (b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

          (c) the date that the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                            IV.  STOCK APPRECIATION RIGHTS

     1. DEFINITION. A Stock Appreciation Right is an award that may be granted in tandem with a Non-Qualified Stock Option or Incentive Stock Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of the shares of option Stock at the time of exercise of the Stock Appreciation Right and the option price, subject to the applicable terms and conditions of the tandem options and the following provisions of this Part IV.

     2. ELIGIBILITY. The Board may, in its discretion, award the holders of any Incentive Stock Options or Non-Qualified Stock Options awarded under the 1998 Plan a Stock Appreciation Right under this Part IV concurrent with, or subsequent to, the award of the option.

     3. EXERCISE. A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Incentive Stock Option or Non-Qualified Stock Option with respect to which the Stock Appreciation Right is awarded. A Stock Appreciation Right shall entitle the holder of a Stock Option to receive, upon the exercise of the Stock Appreciation Right, shares of Stock (valued at their Fair Market Value at the time of exercise), cash or a combination thereof, in the discretion of the Board, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Option.
The exercise of a Stock Appreciation Right will result in the surrender of the related Incentive Stock Option or Non-Qualified Stock Option.

     4. EXPIRATION DATE. The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Board, and shall be not later than the Expiration Date for the related Stock Option. If neither the right nor the related Stock Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

                                 V.  RESTRICTED STOCK

     1. DEFINITION. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Board.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award.

     3. TERMS AND CONDITIONS OF AWARDS. All shares of Restricted Stock awarded to Participants under the 1998 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 1998 Plan, as shall be prescribed by the Board in its sole discretion and as shall be contained in the Agreement referred to in Part I, paragraph 12.

          (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Board may determine, but not less than one year, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

          (b) The Board may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

          (c) Except as otherwise determined by the Board in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

          (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 1998 Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Software Spectrum, Inc. 1998 Long-Term Incentive Plan and an agreement entered into between the registered owner and Software Spectrum, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Software Spectrum, Inc., 2140 Merritt Drive, Garland, Texas 75041.

          (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

     4. SUBSTITUTION OF CASH. The Board may, in its discretion, substitute cash equal to the Fair Market Value (determined as of the date of distribution) of Stock otherwise required to be distributed to a Participant in accordance with Part V, paragraph 3.

                                VI.  PERFORMANCE UNITS

     1. DEFINITION. Performance Units are awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such awards.

     3. TERMS AND CONDITIONS OF AWARDS. For each Participant, the Board will determine the timing of awards; the number of units awarded; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

     4. PAYMENT. The Board will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall provide. The Board will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when awarded in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the Fair Market Value of a share of Stock at the end of the Performance Period or
(b) the Fair Market Value of the Stock averaged for a number of days determined by the Board. For Performance Units valued when awarded in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (a) the Fair Market Value of a share of Stock at the end of the Performance Period or
(b) the Fair Market Value of a share of Stock averaged for a number of days determined by the Board.

     5. RETIREMENT, DEATH OR TERMINATION. A Participant whose employment with the Company and Related Companies terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Units, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months employed during the period to the total months of the performance period. If the Participant's employment with the Company and Related Companies terminates during a performance period for any reason other than Retirement or death, the Performance Units issued with respect to that performance period will be forfeited on the date his employment with the Company and Related Companies terminates. Notwithstanding the foregoing provisions of this Part VI, if a Participant's employment with the Company and Related Companies terminates before the end of the Performance Period with respect to any Performance Units awarded to him, the Board may determine that the Participant will be entitled to receive all or any portion of the units that he or she would otherwise receive, and may accelerate the determination and payment of the value of such units or make such other adjustments as the Board, in its sole discretion, deems desirable.

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             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          SOFTWARE SPECTRUM, INC.

              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 17, 1998

     The undersigned hereby appoints Judy O. Sims and Robert D. Graham and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") to be held at the offices of the Company, 2140 Merritt Drive, Garland, Thursday, September 17, 1998 at 10:00 a.m. Dallas time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, both of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

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
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE             Please mark          /X/
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS        your votes as
MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.        indicated in
                                                                     this example


1. Election of Directors                            Nominees: Mellon C. Baird, Keith R. Coogan

       FOR nominees            WITHHOLD             (Instruction: To withhold authority to vote for
   listed to the right         AUTHORITY            any individual nominee, write that nominee's name
                       to vote for all nominees     on the space provided below.)
                         listed to the right
          / /                    / /                --------------------------------------------------


2. To approve the adoption of the Company's              3. In their discretion on such other matters
   1998 Long Term Incentive Plan.                           as may properly come before the meeting.

        FOR     AGAINST     ABSTAIN                             Signature(s):
        / /       / /         / /                                            -------------------------

                                                                             -------------------------
                                                                Date Signed:
                                                                             -------------------------

                                                                Please sign exactly as your name
                                                                appears on this proxy. If your stock
                                                                is jointly owned, both parties must
                                                                sign. Fiduciaries and representatives
                                                                should so indicate when signing, and
                                                                when more than one is named, a
                                                                majority should sign. If signed by a
                                                                corporation, its seal should be affixed.

                                                                PLEASE DATE, SIGN AND RETURN THIS PROXY
                                                                 PROMPTLY IN THE ENCLOSED ENVELOPE, NO
                                                                         POSTAGE IS REQUIRED.
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